CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report dated November 13, 1998 included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements Nos. 333-13799 and 333-56957.



ARTHUR ANDERSEN LLP

San Francisco, California
December 15, 1998